SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – August 2, 2011

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OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-8269 (Commission File Number)	31-1001351 (IRS Employer Identification No.)
100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 2, 2011, Omnicare, Inc. (the “Company”) entered into a commitment letter  with SunTrust Bank, SunTrust Robinson Humphrey, Inc. (“STRH” and, together with SunTrust Bank, “SunTrust”), JP Morgan Chase Bank, N.A, (“JPMCB”), Barclays Bank PLC (“Barclays Bank”), Goldman Sachs Bank USA ("GS Bank") and Bank of America, N.A. (together with SunTrust Bank, JPMCB, Barclays Bank and GS Bank, the "Initial Lenders"), J.P. Morgan Securities LLC (“JPMorgan”), Barclays Capital, the investment banking division of Barclays Bank (“Barclays Capital”), GS Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with STRH, JPMorgan, Barclays Capital and GS Bank, the “Joint Lead Arrangers”).  Pursuant to the commitment letter, the Initial Lenders have agreed, subject to the terms and conditions included therein, to provide the Company a $750 million senior unsecured credit facility (the "Senior Credit Facility"), and the Joint Lead Arrangers have agreed to use commercially reasonable efforts to arrange a syndicate of lenders for the Senior Credit Facility.  The commitment letter provides that the Senior Credit Facility will consist of (a) a $300 million, five-year senior unsecured revolving credit facility and (b) a $450 million, five-year senior unsecured term loan facility.  The Senior Credit Facility will also provide for an uncommitted incremental facility that permits the Company, subject to certain conditions, to increase the commitments under the Senior Credit Facility by up to $300 million in the aggregate; provided that no lender is committed to participate in any such increase.

The Senior Credit Facility will replace the Company’s existing $400 million senior secured revolving credit facility.  The Company expects to use the proceeds of the term loan facility to redeem a portion of the Company’s outstanding 6.875% Senior Subordinated Notes due 2015.  The Senior Credit Facility may also be used to provide working capital and for other general corporate purposes.

The Senior Credit Facility will be guaranteed by the subsidiaries of the Company that guarantee the Company’s existing credit facility.  The interest rate applicable to the Senior Credit Facility is expected to be, at the Company's option, a floating base rate plus an applicable margin or the London interbank offered rate (LIBOR) plus an applicable margin.  The Senior Credit Facility is expected to contain covenants including compliance with various financial ratios and tests, and covenants that restrict, among other things, the Company's ability to incur debt; incur liens; merge or consolidate with other companies; sell assets; make certain investments; pay dividends or distributions to stockholders; and enter into transactions with affiliates.  Events of default are expected to include failure to pay principal or interest when due; breach of any representation or warranty; covenant defaults; impairment of loan documentation or any guarantees; and cross-defaults to other indebtedness in excess of an agreed amount.

The commitments of the Initial Lenders and Joint Lead Arrangers under the commitment letter are subject to customary conditions, including the absence of a material change in the business of the Company and its subsidiaries, taken as a whole, since December 31, 2010.  The commitments of the Initial Lenders and Joint Lead Arrangers will expire on August 31, 2011 unless the Senior Credit Facility is executed on or prior thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 OMNICARE, INC.
                                                 By:  /s/ John L. Workman
                                                 Name: John L. Workman
                                                 Title:   President and Chief Financial Officer

Dated:  August 3, 2011